EXHIBIT 11(b)

            WRITTEN CONSENT OF
                DELOITTE & TOUCHE
                       LLP




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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 56 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. of our report dated January 30, 1998, appearing in the December 31, 1997, Annual Report of Maxim Series Fund, Inc. and to the reference to us under the heading "Independent Auditor's for the Fund" appearing in the Prospectus, which is also a part of such Registration Statement.



  /s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Denver, Colorado
November 24, 1998